Exhibit 99.1

IDENTIVE GROUP COMPLETES ACQUISITION OF ROCKWEST TECHNOLOGY GROUP

SANTA ANA, California, ISMANING, Germany and DENVER, Colorado, April 15, 2010 – SCM Microsystems, Inc. d/b/a Identive Group (NASDAQ: INVE; Frankfurt Stock Exchange: INV), a provider of products, services and solutions for the security, identification and RFID industries, today announced that it has completed the acquisition of RockWest Technology Group, a privately held provider of identification and security solutions. The transaction closed on April 14, 2010, and RockWest is now a wholly-owned subsidiary of Identive.

“RockWest’s focus on ID issuance and personalization and ID system integration complements the Identive Group Identity Management Solutions & Services business and provides an ideal base from which to launch and build our Multicard brand in the U.S.,” said Ayman S. Ashour, Chairman and CEO of Identive Group. “RockWest’s regional strength, experienced management team and unique portfolio of ID and security offerings will enhance our ability to address the growing demand for identity management solutions. We expect that RockWest will add profitable revenues in the range of USD 5 to 6 million for the portion of the year that they will be part of Identive. The company has a healthy balance sheet with a net cash position of over USD 500,000.”

George Levy, co-founder and CEO of RockWest Technology Group commented, “The RockWest team is very excited to be joining the Identive Group. My visits to several Identive business locations in Europe and the U.S. have reinforced my view that the two companies are a close and complementary fit in terms of technology, market coverage and their focus on growth and profitability. We couldn’t be any more pleased to be joining such a dynamic and thought leading group.”

RockWest provides ID management solutions and services to the education, government, corporate, casino and healthcare markets in the southwest region of the U.S. The company was founded in 1999 and is based in Denver, Colorado, with branch offices in California, Arizona and New Mexico, employing 43 people.

Identive paid an aggregate of 2.6 million shares of its common stock for RockWest, which are subject to a 24-month lock-up arrangement. The acquisition is expected to be accretive to Identive’s earnings in fiscal 2010.

About Identive Group

Identive Group (NASDAQ: INVE; Frankfurt Stock Exchange: INV) is an international technology group focused on building the world’s signature company in secure identification-based technologies. Through its group of recognized brands, Identive provides leading-edge products and solutions in the areas of physical and logical access control, identity management and RFID systems to governments, commercial and industrial enterprises and consumers. The organization’s growth model is based on a combination of disciplined acquisitive development and strong technology-driven organic growth from its member companies. For additional info visit: www.identive-group.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include, without limitation, our statements contained above regarding the potential benefits of the acquisition for Identive Group; the expected launch of Multicard into the U.S. market; RockWest’s enhancement of our ability to address the market for ID management solutions; that RockWest will add profitable revenues in the range of $5 million to $6 million in the remainder of the current fiscal year; and any statements about Identive’s plans, objectives, expectations and intentions and other statements that are not historical facts. These statements involve risks and uncertainties that could cause actual results and events to differ materially, including the future business and financial performance of Identive and the RockWest subsidiary; the risk that the businesses will not be integrated successfully; the risk that any benefits from the transaction may not be fully realized or may take longer to realize than expected; anticipated revenue from RockWest may not be realized and may not be profitable; disruption from the transaction may make it more difficult to maintain relationships with customers, employees or suppliers; and competition and its effect on pricing, spending, third-party relationships and revenues. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports and the Risk Factors enumerated therein, including our Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent reports, filed with the SEC by SCM Microsystems, Inc. We undertake no duty to update any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statements are based.

Contacts:
United States:	Europe:
Darby Dye	Fabien B. Nestmann
+1 949 553-4251	+41 44 839 70 07
ddye@identive-group.com	fnestmann@identive-group.com